                                                                Exhibit 10.3.3.


                                EMPLOYMENT AGREEMENT


     THIS AGREEMENT made on November 20, 1996, by and between Ballantyne of Omaha, Inc., (Ballantyne), an Omaha corporation with offices at 4350 McKinley Street, Omaha, Nebraska 68112 (the "Company") and Ray F. Boegner, an individual residing at 2957 Falconberg, LaVerne, California 91750 (the "Employee").

                                W I T N E S S E T H:

     WHEREAS, the employee has been a key employee of Ballantyne for many years, and in connection therewith entered into an employment agreement with Ballantyne which was dated April 12, 1993.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties intending to be legally bound agree as follows:

     1.     TERMINATION OF PRIOR EMPLOYMENT AGREEMENT
            The employment agreement between Ballantyne and the Employee, dated April 12, 1993, is hereby terminated and shall be of no force and effect.

     2. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby agrees to be employed by the Company upon the terms and conditions hereinafter set forth. The Employee agrees to serve as Senior Vice President of Ballantyne of Omaha, Inc.

     3.     DUTIES AND SERVICES.
            (a) The Employee shall perform such services as may be assigned to the Employee by the Chairman, President, or Board of Directors of Ballantyne of Omaha, Inc.

            (b) The Employee agrees to devote all of the Employee's time and efforts to the performance of the Employee's duties as an employee of the Company. The Employee shall not during the term hereof perform any services for any person, firm or corporation, other than as approved in writing by the Company. The prohibitions of this section shall apply to indirect activities of the Employee as well as direct activities, and will accordingly prohibit activities of persons with whom the Employee is "affiliated," as that term is defined under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder.

            (c) The Employee shall undertake such travel as may be necessary or desirable to promote the business and affairs of the Company.

     4.     TERM.
            (a) Except as otherwise hereinafter specifically provided, the term of this employment agreement shall be for a period of five years from the date hereof.

            (b) Either party may give notice to the other of its intention to extend the term of this employment agreement within 120 days of its then expiration date. In the event no such notice is given, the term described at subparagraph (a) above shall automatically continue for an additional year, and this subsection (b) shall be applicable again within such extension.

            (c) This Agreement may be terminated by the Company, at any time, at its discretion, upon the Employee's death, inability to perform or incapacity (being defined as inability to perform normal activities and functions for a period of one hundred eighty consecutive days), or for cause. A termination for cause for purposes of this Agreement shall be that the Employee (i) acted dishonestly or incompetently or engaged in willful misconduct in the performance of the Employee's duties, (ii) breached a fiduciary duty to the Company, (iii) intentionally failed to perform reasonable assigned duties, (iv) willfully violated any law, rule or regulation (other than minor traffic violations or similar offenses) or any final cease and desist order, or (v) breached this Agreement and such breach is not cured by Employee after ten (10) days written notice.

            (d) This Agreement may be terminated by the Employee in the event the Company breaches this Agreement and such breach is not cured by the Company after 10 days notice.

            (e) In the event the Company shall be sold, whether by a sale of assets or stock, such sale will automatically trigger a simultaneous renewal of the term of this Agreement as provided in paragraph 4(a) hereof, with the first day of such renewal term being the day of closing of the sale, and this Agreement shall remain in full force and effect.

     5.     COMPENSATION.
            (a) BASIC COMPENSATION. For all of the services to be rendered by the Employee in any capacity hereunder, the Company shall pay the Employee salary at the annual rate of ninety-two thousand five hundred dollars. Effective January 1, 1997 such annual salary will be increased to one hundred five thousand dollars and the Company shall review such salary annually as of January 1 during each subsequent year of this Agreement but in no event shall the basic compensation in each subsequent year be less than the aforesaid amount. The compensation paid hereunder to the Employee shall be paid in accordance with the payroll practices conducted by the Company and shall be subject to the customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee.

            (b) The Company agrees to furnish an automobile, selected by the Company, for the use of the Employee. All expenses for the maintenance, insurance and upkeep of the automobile shall be borne by the Company.

    6.     EXPENSES AND VACATIONS.

            (a) The Company shall reimburse the employee for all reasonable and necessary travel and entertainment expenses incurred by the Employee in the performance of the Employee's duties hereunder upon submission of vouchers and receipts evidencing such expenses.

            (b) The Employee shall be entitled to vacation during each twelve months of employment in accordance with applicable Company policy. All vacations shall be in addition to recognized national holidays. During all vacations, the Employee's compensation and other benefits as stated herein shall continue to be paid in full. Such vacations shall be taken only at times convenient for the Company, as approved by the President.

     7. OTHER BENEFITS. In addition to the compensation and to the rights provided for elsewhere in this agreement, the employee shall be entitled to participate in each plan of the Company now or hereafter adopted for the benefit of executive employees of the Company, to the extent permitted by such plans and by applicable law, including, but not limited to,
(i) profit sharing plan, (ii) medical expense insurance program, (iii) pension plan, and (iv) incentive compensation plan.

     8. DISCLOSURE OF INFORMATION. The Employee acknowledges that the Company's trade secrets, as they may exist from time to time, including, but not limited to, the Company's list of customers, processes, ideas, plans, programs, procedures and know how, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The parties agree that the Employee will not, during or after the term of the Employee's employment by the Company, disclose such secrets to any person, firm, corporation, association or other entity or use such trade secrets for any reason or purpose whatsoever, nor shall the Employee make use of any such property for the Employee's own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the term of the Employee's employment. Nothing in this section shall limit the Employee's right to carry the Employee's accumulated career knowledge and professional skills to any future employment, subject to the specific limitations of the foregoing provisions of this section and the restrictive covenant elsewhere set forth herein.

     9. RESTRICTIVE COVENANT. The Employee agrees that at the expiration of this Agreement or at termination for any reason whatsoever, the Employee shall not, for a period of three years thereafter, engage in any business, as principal employee or otherwise, which competes with the Company in the United States with respect to the manufacture, production, assembling, distribution, or sale of products which are the same or similar or related to use or function to those which are manufactured, assembled, sold, or being developed by the Company at any time during the Employee's employment with the Company, or directly or indirectly solicit or contact any present or past (one having active contact within twelve months prior to termination of the Employee's employment) distributor, dealer, customer, client, employee or consultant of the Company (or the

Company's subsidiaries or affiliates). In the event that this agreement is not renewed and the Employee is terminated, the Employee will be entitled to one week of severance for each year of employment. In addition all existing insurance benefits shall remain in force during the severance period. It is the desire and intent of the parties that the provision of this section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

     The parties hereto recognize and agree that in the event of the breach of any provision of this covenant, there is not a remedy at law adequate to protect the rights and interest of the Company set forth herein, and the parties therefor agree that the Company shall have the right to an injunction enjoining the Employee from violating the provisions of this section. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from the Employee. In the event that any restriction contained in this covenant is deemed by any court to be void because it is for an excessive period of time or restricts the Employee from engaging in a business competing with the Company in an excessive geographical area, it is agreed by the parties that said court shall have the right to decrease the time period or geographical area covered by such restriction to a time period and/or geographical area which is not excessive.

     It is understood and agreed that in the event the Company terminates the Employee without cause or if the Company breeches this Agreement and does not cure said breech as provided in paragraph 3(d), the provisions of paragraph 9 are null and void.

     10. INVENTIONS AND DISCOVERIES. The Employee hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material made or conceived by the Employee, solely or jointly, during the term hereof which relate to the products and services provided by the Company or which otherwise relate or pertain to the business, functions or operations of the Company. The Employee agrees to communicate promptly and to disclose to the Company in such form as the Employee may be required to do so all information, details and data pertaining to such inventions, ideas, disclosures and improvements and to execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyrights thereof.

     11. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to the Employee's residence, in the case of the Employee, or to the Company, at the principal offices of Ballantyne of Omaha, Inc., attention of the President.

     12. CONSTRUCTION OF AGREEMENT. This Agreement is intended to be construed and enforced in accordance with the laws of the State of Nebraska and without regard to or aid of any presumption or other rule requiring construction against the party drawing or causing this Agreement to be drawn.

     13. COMMENCEMENT OF ACTIONS OR PROCEEDINGS. Any action or proceeding brought by a party hereto against another and arising out of the Agreement or any breach thereof, may be commenced by the service of process in the same manner as a notice may be served under this Agreement.

     14. NON-WAIVER. No provision of this agreement shall be deemed to have been waived except if such waiver is contained in a notice given to the party claiming such waiver has occurred and no such waiver shall be deemed to be a waiver of any other or further similar or dissimilar obligation or liability of the party in whose favor the waiver was given.

     15. ILLEGALITY. If any provision or provisions hereof (or any part thereof) or the application thereof to any particular facts or circumstances shall be illegal and unenforceable by reason of any statute or rule of law, the remaining provisions (or parts thereof) of this Agreement or the application of the particular provision or provisions (or parts thereof) to the other facts or circumstances shall not be affected thereby and shall remain in full force and effect, it being the intention by this section to make clear the agreement of the parties that this Agreement shall be enforced insofar as it may be enforced consistent with law.

     16. HEADINGS. The headings of the sections herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

     17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. All prior agreements or understandings are merged herein. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company, whether by merger, consolidation, sale or lease of assets, or otherwise.

     19. DEFINITION AND GENDER. All terms used herein shall have their defined meaning, unless the context clearly indicates otherwise. Pronouns for defined terms shall be construed as masculine, feminine, or neuter, or in the singular or plural, as the sense requires, and to include any and all successors and substitutions therefor.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.


                              By: /s/ Ronald H. Echtenkamp
                                  ---------------------------------------
                                  Ronald H. Echtenkamp
                                  President and Chief Executive Officer



                                  /s/ Ray F. Boegner
                                  ---------------------------------------
                                  Ray F. Boegner